UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 16, 2018
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

15 Joys Lane, Kingston, NY	12401
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 802-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2018, Kingstone Companies, Inc. (the “Company”) announced that Barry B. Goldstein, 65, will step down as Chief Executive Officer, effective January 1, 2019, and that Dale A. Thatcher, 57, the Company’s current Chief Operating Officer, will be promoted at such time to succeed Mr. Goldstein as Chief Executive Officer. Additionally, the Company announced that Mr. Goldstein, current Chairman of the Board of Directors of the Company, has been named Executive Chairman and Mr. Thatcher will continue to serve on the Board of Directors and remain President of Kingstone Insurance Company.

Mr. Thatcher was elected Chief Operating Officer of the Company and President of Kingstone Insurance Company in March 2018. Previously, Mr. Thatcher founded Atherstone Partners in 2016, a consulting practice in insurance and investments. Prior to Atherstone, Mr. Thatcher served as Executive Vice President and Chief Financial Officer for Selective Insurance Group, Inc. from 2000 to 2016 and held various positions for the Ohio Casualty Group from 1989 to 2000, most recently, Chief Accounting Officer. Mr. Thatcher is a certified public accountant (inactive), a chartered property and casualty underwriter, and a chartered life underwriter. Mr. Thatcher has served as a director of the Company since August 2017. There are no arrangements or understandings between Mr. Thatcher and any other persons pursuant to which he was selected as Chief Executive Officer. There are also no family relationships between Mr. Thatcher and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Thatcher that are reportable pursuant to Item 404(a) of Regulation S-K.

On October 16, 2018, the Company and Mr. Goldstein entered into an Amended and Restated Employment Agreement to be dated and effective as of January 1, 2019 and expiring on December 31, 2021 (the “Amended Employment Agreement”). Pursuant to the Amended Employment Agreement, Mr. Goldstein is entitled to receive an annual base salary of $636,500 for the calendar year 2019 and $500,000 for each of the calendar years 2020 and 2021. In addition, Mr. Goldstein is eligible to receive an annual performance bonus equal to 3% of the Company’s consolidated income from operations before taxes, exclusive of the Company’s consolidated net investment income (loss) and net realized gains (losses) on investments. In addition, pursuant to the Amended Employment Agreement, Mr. Goldstein is entitled to receive a long-term compensation award (“LTC”) of between $945,000 and $2,835,000 based on a specified minimum increase in the Company’s adjusted book value per share (as defined in the Amended Employment Agreement) as of December 31, 2019 as compared to December 31, 2016 (with the maximum LTC payment being due if the average per annum increase is at least 14%). Further, pursuant to the Amended Employment Agreement, in the event that Mr. Goldstein’s employment is terminated by the Company without cause or he resigns for good reason (each as defined in the Amended Employment Agreement), Mr. Goldstein would be entitled to receive separation payments equal to his then applicable base salary, the 3% bonus and the LTC payment for the remainder of the term. Mr. Goldstein would be entitled, under certain circumstances, to a payment equal to three times his then annual salary and the target LTC payment in the event of the termination of his employment following a change of control of the Company. Pursuant to the Amended Employment Agreement, Mr. Goldstein will be entitled to receive a grant, under the terms of the Kingstone Companies, Inc. 2014 Equity Participation Plan (the “Equity Plan”) during the first 30 days of January, 2020, with respect to a number of shares of restricted stock determined by dividing $436,500 by the fair market value of the Company stock on the date of grant. The January 2020 grant will become vested with respect to fifty percent (50%) of the award on each of December 31, 2020 and December 31, 2021 based on continued provision of services on each vesting date. Also pursuant to the Amended Employment Agreement, Mr. Goldstein will be entitled to receive a grant, under the Equity Plan during the first 30 days of 2021, with respect to a number of shares of restricted stock determined by dividing $236,500 by the fair market value of the Company stock on the date of grant. The January 2021 grant will become vested as of December 31, 2021 based on continued provision of services on the vesting date.

On October 16, 2018, the Company and Mr. Thatcher entered into an Employment Agreement to be dated and effective as of January 1, 2019 and expiring on December 31, 2021 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Thatcher is entitled to receive an annual base salary of $500,000 for 2019, $630,000 for 2020 and $630,000 for 2021. In addition, Mr. Thatcher is eligible to receive an annual performance bonus equal to 3% of the Company’s consolidated income from operations before taxes, exclusive of the Company’s consolidated net investment income (loss) and net realized gains (losses) on investments. Pursuant to the Employment Agreement, in the event that Mr. Thatcher’s employment is terminated by the Company without cause or he resigns for good reason (each as defined in the Employment Agreement), Mr. Thatcher would be entitled to receive separation payments equal to his then applicable base salary and the 3% bonus for the remainder of the term. Pursuant to the Employment Agreement, Mr. Thatcher will be entitled to receive a grant, under the terms of the Equity Plan, with respect to a number of shares of restricted stock in each of 2019, 2020 and 2021 determined by dividing $750,000, $1,250,000 and $1,500,000, respectively, by the fair market value of the Company stock on the date of grant.  Each grant vests ratably over a three year period from the date of grant.

The foregoing description of the Amended Employment Agreement and Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Employment Agreement filed as Exhibit 10.1 and the Employment Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:
10.1	Amended and Restated Employment Agreement, dated as of October 16, 2018, by and between Kingstone Companies, Inc. and Barry B. Goldstein
10.2	Employment Agreement, dated as of October 16, 2018, by and between Kingstone Companies, Inc. and Dale A. Thatcher

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Company Name

Date: October 22, 2018	By:	/s/ Victor Brodsky
Name: Victor Brodsky
Title: Chief Financial Officer